                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 11
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                      FOR THE QUARTERS ENDED SEPTEMBER 30
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         1996             1995
                                                      ----------       ---------
Primary:
-------
 Earnings:
  Net income                                           $   1,037       $   1,012
                                                       =========       =========

 Shares:
  Weighted average number of common
   shares outstanding                                     20,261          19,990
  Assuming exercise of options reduced
   by the number of shares which could have
    been purchased with the proceeds from
     exercise of such options                                514             238
                                                       ---------       ---------
  Weighted average number of common shares
   outstanding as adjusted                                20,775          20,228
                                                       =========       =========

 Primary earnings per common share:
  Net income                                           $    0.05 /1/   $    0.05 /1/
                                                       =========       =========


Fully Diluted:
-------------
 Earnings:
  Net income                                           $   1,037       $   1,012
                                                       =========       =========

 Shares:
  Weighted average number of common
   shares outstanding                                     20,261          19,990
  Assuming exercise of options reduced
   by the number of shares which could have
    been purchased with the proceeds from
     exercise of such options                                514             243
                                                       ---------       ---------
  Weighted average number of common shares
   outstanding as adjusted                                20,775          20,233
                                                       =========       =========

 Earnings per common share assuming full dilution:
  Net income                                           $    0.05 /1/   $    0.05 /1/
                                                       =========       =========


 /1/ This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.